EXHIBIT 99.1

KROGER REPORTS FIRST QUARTER 2009 RESULTS

Achieves First Quarter Earnings Per Share of $0.66

Identical Supermarket Sales Increased 3.1% without Fuel

Confirms Fiscal 2009 Guidance

CINCINNATI, Ohio, June 23, 2009 – The Kroger Co. (NYSE: KR) today reported net earnings totaled $435.1 million, or $0.66 per diluted share, for the first quarter of fiscal 2009 ended May 23, 2009, compared with net earnings of $386.0 million, or $0.58 per diluted share, in the same period last year.

Total sales, including fuel, in the first quarter were $22.8 billion compared with $23.1 billion for the same period last year.  During the quarter, the average retail price for a gallon of gas sold at Kroger’s fuel outlets was 41% lower than it was in the first quarter last year.  Excluding fuel sales, total sales increased 3.9% over the prior year.  Identical supermarket sales, excluding fuel, increased 3.1% over the same period last year.

“Customers continue to look for value, and Kroger is helping them save money by offering a unique combination of products and services no other competitor can match.  By paying close attention to the changing needs of today’s shoppers, Kroger continues to refine what it offers customers through lower prices, friendly service and innovative stores that are appealing and convenient.  As a result of this approach, we continue to generate solid, consistent results for shareholders,” said David B. Dillon, Kroger chairman and chief executive officer.

Details of First Quarter Results

Including Kroger’s retail fuel operations, FIFO gross margin (Table 1) was 24.36% of sales, an increase of 129 basis points compared to the first quarter last year.  Excluding retail fuel operations, FIFO gross margin rose 5 basis points.  Supermarket selling gross margin on non-fuel sales declined 48 basis points.  Improvements in shrink, advertising, and warehouse expense as a percentage of sales, as well as lower diesel fuel costs, offset Kroger’s investment in lower prices.

The Company recorded a $23.1 million LIFO charge during the quarter, a decrease of $16.9 million from the prior year.  Excluding retail fuel sales, the LIFO charge decreased 9 basis points as a percent of sales compared to the prior year.

Including Kroger’s retail fuel operations, operating, general, and administrative (OG&A) costs were 17.70% of sales, an increase of 89 basis points compared to the first quarter last year.  Excluding retail fuel operations, the OG&A rate was flat relative to the same period last year as a result of strong cost controls.

Including Kroger’s retail fuel operations, rent and depreciation expense was 2.87% of sales, an increase of 11 basis points compared to the first quarter last year.  Excluding retail fuel operations, rent and depreciation expense declined 7 basis points as a percent of sales.

Financial Strategy

Capital investment, excluding acquisitions, totaled $653.5 million for the first quarter, compared to $636.7 million for the same period last year.  The Company did not invest in acquisitions in the first quarter of this year, compared with $79.5 million invested in the same period last year.

Net total debt (Table 5) was $7.4 billion, a decrease of $242.9 million from a year ago.  On a rolling four-quarters basis, Kroger’s net total debt to EBITDA ratio was 1.78 compared with 1.95 during the same period last year.  Kroger expects to continue to improve its debt coverages on a year-over-year basis.

During the first quarter, Kroger repurchased 950,000 shares of stock at an average price of $20.83 per share for a total investment of $19.8 million.  At the end of the quarter, $476.1 million remained under the $1 billion stock repurchase program announced in January 2008.

Fiscal Year 2009 Guidance

Kroger confirmed its expectations for full-year identical supermarket sales growth of 3% to 4%, without fuel, for fiscal 2009.  This guidance reflects the Company’s outlook for product cost inflation of 1% to 2%.

Kroger also confirmed its full-year 2009 earnings outlook of $2.00 to $2.05 per diluted share.  This guidance reflects Kroger’s commitment to deliver solid near-term financial results while investing for the future growth of its business.  Kroger’s dividend enhances total shareholder return by over 1%.

“The strength of our Customer 1st strategy and the flexibility of our business model enable us to continue to deliver value for both customers and shareholders in a difficult environment. We are investing in Kroger’s long-term growth as we work to emerge in an even stronger position as the economy recovers,” Mr. Dillon said.

Kroger, one of the nation’s largest retail grocery chains, employs more than 326,000 associates who serve customers in 2,475 supermarkets and multi-department stores in 31 states. Kroger operates stores under two dozen local banner names including Kroger, Ralphs, Fred Meyer, Food 4 Less, Fry’s, King Soopers, Smith’s, Dillons, QFC and City Market.  In addition, Kroger associates serve customers in 764 convenience stores, 387 fine jewelry stores and 798 supermarket fuel centers the Company operates.  Kroger also operates 40 food processing plants in the U.S.  Headquartered in Cincinnati, Ohio, Kroger focuses its charitable efforts on supporting hunger relief, health and wellness initiatives, and local schools and grassroots organizations in the communities it serves.  For more information about the Company, please visit www.kroger.com.

# # #

Note:  Fuel sales have historically had a low FIFO gross margin rate and OG&A rate as compared to corresponding rates on non-fuel sales.  As a result, Kroger discloses such rates excluding the effect of retail fuel operations.

This press release contains certain forward-looking statements about the future performance of the Company.  These statements are based on management’s assumptions and beliefs in light of the information currently available to it.  Such statements are indicated by words such as “confirmed,” “expectations,” and “outlook.”  Increased competition, weather, economic conditions, interest rates, goodwill impairment, the success of programs designed to increase our identical supermarket sales without fuel, and labor disputes, particularly as the Company seeks to manage increases in health care and pension costs, could materially affect our expected identical supermarket sales growth, earnings per share, and earnings per share growth.  Earnings per share and earnings per share growth also will be affected by the number of shares outstanding and volatility in the Company’s fuel margins.  Our estimate of product cost inflation could be affected by general economic conditions, weather, availability of raw materials and ingredients in the products that we sell and their packaging, and other factors beyond our control.  Our ability to continue to improve our debt coverage could be affected by unanticipated increases in net total debt, our inability to generate free cash flow at the levels anticipated, and our failure to generate expected earnings.  These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially.  We assume no obligation to update the information contained herein.  Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger’s quarterly conference call with investors will be broadcast live online at 10 a.m. (ET) on June 23, 2009 at www.kroger.com and www.streetevents.com.  An on-demand replay of the webcast will be available from approximately 1 p.m. (ET) today through July 3, 2009.

# # #

Kroger Contacts:
Media:	Meghan Glynn (513) 762-1304
Investors:	Carin Fike (513) 762-4969

Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	FIRST QUARTER
	2009		2008

SALES	$22,798.9	100.00%	$23,143.6	100.00%

MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	17,267.2	75.74	17,845.1	77.11
OPERATING, GENERAL AND ADMINISTRATIVE (a)	4,034.6	17.70	3,890.3	16.81
RENT	199.8	0.88	206.7	0.89
DEPRECIATION	453.4	1.99	432.4	1.87

OPERATING PROFIT	843.9	3.70	769.1	3.32

INTEREST	162.9	0.71	152.3	0.66

EARNINGS BEFORE TAX EXPENSE	681.0	2.99	616.8	2.67

TAX EXPENSE	250.0	1.10	226.8	0.98

NET EARNINGS (c)	431.0	1.89	390.0	1.69

NET EARNINGS (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS (c)	(4.1)	(0.02)	4.0	0.02

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. (c)	$435.1	1.91%	$386.0	1.67%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.67		$0.58

SHARES USED IN BASIC CALCULATION	651.9		660.6

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.66		$0.58

SHARES USED IN DILUTED CALCULATION	655.3		666.4

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.  Certain per share amounts and percentages may not sum due to rounding.

Note:  The Company defines FIFO gross margin, as described in the earnings release, as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.  This measure is included to reflect trends in current cost of product.

Note:  The Company defines selling gross margin, as described in the earnings release related to the Company’s supermarkets, as gross margin before incurring expenses directly related to distributing and merchandising the products on its store shelves.  These expenses include advertising, warehousing, transportation, and shrink.  Selling gross margin is a measure of how competitively the Company is pricing the products it sells.

(a)	Merchandise costs and operating, general and administrative expenses exclude depreciation expense and rent expense which are included in separate expense lines.

(b)	LIFO charges of $23.1 and $40.0 were recorded in the first quarter of 2009 and 2008, respectively.

(c)

In the first quarter of 2009, the Company adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements an Amendment of ARB No. 51”. As a result, for those entities in which the Company has an equity investment, Net Earnings includes the entire amount of net earnings (loss) from those entities. The portion of those entities’ earnings (loss) not attributable to The Kroger Co. is then removed from Net Earnings in order to determine Net Earnings Attributable to The Kroger Co. The tenets of this new accounting pronouncement have been retroactively applied to all periods presented, which changed income statement line amounts, but did not change Net Earnings Attributable to The Kroger Co. (Dollar amounts for prior periods previously presented as Net Earnings, which are now presented as Net Earnings Attributable to The Kroger Co., have not changed as a result of the adoption of this new accounting pronouncement.)

Table 2.

THE KROGER CO.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	May 23,	May 24,
	2009	2008

ASSETS
Current Assets
Cash	$177.1	$226.8
Cash - Temporary investments	460.5	80.4
Store deposits in-transit	656.8	661.2
Receivables	795.1	780.5
Inventories	4,810.6	4,860.2
Prepaid and other current assets	338.6	331.1

Total current assets	7,238.7	6,940.2

Property, plant and equipment, net	13,347.1	12,697.5
Goodwill, net	2,271.1	2,246.1
Other assets	572.5	536.1

Total Assets	$23,429.4	$22,419.9

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities
Current portion of long-term debt, at face value, including capital leases and lease-financing obligations	$940.9	$526.9
Trade accounts payable	4,013.4	4,152.4
Accrued salaries and wages	802.1	758.6
Deferred income taxes	343.9	238.6
Other current liabilities	2,070.5	2,154.2

Total current liabilities	8,170.8	7,830.7

Long-term debt including capital leases and lease-financing obligations
Long-term debt, at face value, including capital leases and lease-financing obligations	6,932.4	7,236.9
Adjustment to reflect fair value interest rate hedges	40.0	38.1
Long-term debt including capital leases and lease-financing obligations	6,972.4	7,275.0

Deferred income taxes	438.0	427.8
Pension and postretirement benefit obligations	971.3	560.0
Other long-term liabilities	1,232.5	1,246.9

Total Liabilities	17,785.0	17,340.4

Shareowners’ equity	5,644.4	5,079.5

Total Liabilities and Shareowners’ Equity	$23,429.4	$22,419.9

Total common shares outstanding at end of period	647.7	652.1
Total diluted shares year-to-date	655.3	666.4

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$431.0	$390.0
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	453.4	432.4
LIFO charge	23.1	40.0
Stock-based employee compensation	25.1	24.5
Expense for Company-sponsored pension plans	11.5	9.3
Deferred income taxes	53.6	58.6
Other	6.3	9.9
Changes in operating assets and liabilities, net of effects from acquisitions of businesses:
Store deposits in-transit	(25.8)	14.5
Receivables	18.3	6.0
Inventories	24.9	(48.3)
Prepaid expenses	171.0	224.2
Trade accounts payable	244.6	311.9
Accrued expenses	(96.9)	(159.5)
Income taxes receivable (payable)	176.3	16.6
Contribution to Company-sponsored pension plan	(200.0)	(0.2)
Other long-term liabilities	(29.1)	12.0

Net cash provided by operating activities	1,287.3	1,341.9

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(635.4)	(576.9)
Payments for acquisitions	—	(79.5)
Proceeds from sale of assets	5.9	22.8
Other	(4.3)	0.6

Net cash used by investing activities	(633.8)	(633.0)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lease-financing transactions	1.3	—
Proceeds from issuance of long-term debt	3.1	775.0
Payments for long-term debt	(24.7)	(974.5)
Payments on bank revolver	(129.0)	(126.5)
Dividends paid	(58.7)	(49.9)
Excess tax benefits on stock-based awards	0.3	4.0
Proceeds from issuance of common stock	2.1	80.2
Treasury stock purchases	(19.8)	(381.2)
Decrease in book overdrafts	(53.3)	(28.2)
Other	(0.3)	(7.2)

Net cash used by financing activities	(279.0)	(708.3)

NET INCREASE IN CASH	374.5	0.6

CASH FROM CONSOLIDATED VARIABLE INTEREST ENTITY	—	65.0

CASH AT BEGINNING OF YEAR	263.1	241.6
CASH AT END OF QUARTER	$637.6	$307.2

Reconciliation of capital expenditures
Payments for capital expenditures	$(635.4)	$(576.9)
Changes in construction-in-progress payables	(18.1)	(59.8)
Total capital expenditures	$(653.5)	$(636.7)

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$162.7	$147.7
Cash paid during the year for income taxes	$36.5	$139.3

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical and comparable supermarket sales are industry-specific measures and it is important to review them in conjunction with Kroger’s financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical or comparable sales differently than Kroger does, limiting the comparability of these measures.

IDENTICAL SUPERMARKET SALES (a)

	FIRST QUARTER
	2009	2008

INCLUDING FUEL CENTERS	$20,549.9	$20,784.6
EXCLUDING FUEL CENTERS	$19,052.8	$18,472.5

INCLUDING FUEL CENTERS	-1.1%	9.2%
EXCLUDING FUEL CENTERS	3.1%	5.8%

COMPARABLE SUPERMARKET SALES (b)

	FIRST QUARTER
	2009	2008

INCLUDING FUEL CENTERS	$21,305.6	$21,483.0
EXCLUDING FUEL CENTERS	$19,728.9	$19,075.1

INCLUDING FUEL CENTERS	-0.8%	9.5%
EXCLUDING FUEL CENTERS	3.4%	5.9%

(a)	Kroger defines a supermarket as identical when it has been open without expansion or relocation for five full quarters.

(b)	Kroger defines a supermarket as comparable when it has been open for five full quarters, including expansions and relocations.

Table 5.  Reconciliation of Total Debt to Net Total Debt

(in millions)

(unaudited)

Net total debt should not be considered an alternative to any GAAP measure of performance or liquidity.  Management believes net total debt is an important measure of liquidity, and a primary component of measuring compliance with the financial covenants under the Company’s credit facility.  Net total debt should be reviewed in conjunction with Kroger’s financial results reported in accordance with GAAP.

The following table provides a reconciliation of total debt to net total debt and compares the balance in the first quarter of 2009 to the balance in the first quarter of 2008.

	May 23,	May 24,
	2009	2008	Change

Current portion of long-term debt, at face value, including capital leases and lease-financing obligations	$940.9	$526.9	$414.0
Long-term debt, at face value, including capital leases and lease-financing obligations	6,932.4	7,236.9	(304.5)
Adjustment to reflect fair value interest rate hedges	40.0	38.1	1.9

Total debt	$7,913.3	$7,801.9	$111.4

Temporary cash investments	(460.5)	(80.4)	(380.1)
Prepaid employee benefits	(36.9)	(62.7)	25.8

Net total debt	$7,415.9	$7,658.8	$(242.9)